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                                                                    EXHIBIT 10.2

                                LICENSE AGREEMENT

         This LICENSE AGREEMENT (the "Agreement"), dated as of June 25, 1999, is by and between TUFCO, LP, a Delaware limited partnership ("Licensor") and GREEN BAY CONVERTING, INC., a Wisconsin corporation ("Licensee").

         WHEREAS, Licensor and Licensee have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which, among other things, Licensee has agreed to purchase from Licensor and assume certain of Licensor's assets, liabilities and obligations, upon the terms and conditions set forth in the Asset Purchase Agreement;

         WHEREAS, Licensor is the owner of the trademark "EXECULINE" (the "Trademark") and of the pending application to register the Trademark in the United States Patent and Trademark Office, Serial No.: 75/395,814;

         WHEREAS, as a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement, Licensor has agreed to license to Licensee, on an exclusive, royalty-free basis solely in the Away From Home industrial marketplace, the Trademark for use on the Licensed Products (as hereinafter defined) the Licensee manufactures, distributes, converts and sells in its AFH Business (as hereinafter defined).

         NOW, THEREFORE, for good and sufficient consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

         1.1 "AFH Business" means the business of manufacturing and distributing the Products.

         1.2 "Products" mean the following products in the "Away From Home" industrial marketplace: (i) multifold and single fold towels; (ii) C-fold towels; (iii) center-pull towels; (iv) hard roll and kitchen towels; (v) jumbo roll tissue; (vi) single roll tissue (one- and two-ply); (vii) untreated facial tissue; and (viii) other products and services provided or supplied in the Away From Home industrial marketplace (i.e., products and services used in washrooms and workstations outside the home).

         1.3 "Licensed Products" means Products which use or incorporate the Trademark.

         1.4 "Term" means the period beginning on the date hereof, and ending on June 30, 2024, except as otherwise provided for in this Agreement.

2. General Terms And Conditions.

         2.1 Description of Rights Granted. During the Term of this Agreement, Licensor grants to the Licensee, and the Licensee accepts from Licensor, the exclusive, royalty-free, right, license and privilege of using the Trademark solely on the Products in the Away From Home Business. The rights granted in this Section 2.1 are subject to all other terms and conditions contained in this Agreement, including, without limitation, Section 7.4 below. Licensee shall have no other rights in and to the Trademark except as described in this Agreement. Nothing in this Agreement shall be construed to


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prevent Licensor from granting any other licenses for the use of the Trademark, or from using the Trademark in any manner whatsoever, outside the Away from Home Business.

         2.2 Quality Control. Licensee hereby covenants and agrees to maintain the highest standards of quality of the Licensed Products that have heretofore been maintained by Licensor and associated with the Trademark. During the Term, and upon delivery of written notice to the Licensee, Licensor shall have the right, from time to time, to demand that Licensee provide Licensor with a reasonable quantity of samples of the Licensed Products for Licensor's review. If following such review, Licensor shall determine, in its reasonable judgment, that the Licensed Products do not meet those high standards of quality, then Licensor shall notify the Licensee in writing of such fact, and the Licensee shall have thirty (30) days within which to deliver to Licensor Licensed Products that meet such standards. If the Licensee fails to deliver Licensed Products that meet such standards within such thirty (30) day period (provided that if Licensee has commenced efforts in good faith to correct such standards but such correction is not capable of being completed within said 30-day notice period, said 30 days shall be extended to 90 days, provided Licensee continues to make such efforts), the Licensor shall have the unilateral right, upon delivery of written notice to Licensee, to terminate this Agreement.

3. Additional Representations, Warranties and Covenants Given by Licensee.

         3.1 Licensed Products in Compliance with Applicable Laws. Licensee agrees that the Licensed Products shall be manufactured, sold and distributed in accordance with all applicable laws and regulations of the United States and any other jurisdiction or territory in which the Licensed Products may be manufactured, sold and/or distributed.

         3.2 Manufacturing Operations in Compliance with Applicable Laws. (a) Licensee agrees that the manufacturing operations used to make the Licensed Product shall comply with all applicable laws, including but not limited to legal requirements related to (i) the use of force labor or child labor, (ii) environmental laws, or (iii) the transshipment of products for the purpose of reducing tariffs or evading quota or country-of-origin restrictions. At Licensor's request, Licensee agrees to provide written reports and/or completed questionnaires that relate to Licensee's compliance with this Section 3.2(a). Licensee shall immediately notify Licensor in writing if and when Licensee becomes aware of a violation under this Section 3.2(a).

                  (b) Licensee agrees that Licensor and/or its designated agents (including third parties) shall have the right to engage in reasonable monitoring activities to confirm compliance with this Section 3.2(b). Licensor shall limit such monitoring activities to no more than two inspections per manufacturing site per year.

         3.3 Licensor's Continuing Rights in the Trademark. Licensee agrees to cooperate fully and in good faith with Licensor, at Licensor's expense, for the purpose of preserving Licensor's rights in and to the Trademark. The parties agree that nothing in this Agreement shall be construed as an assignment or grant to the Licensee of any right, title or interest in or to the Trademark or Licensor's name except as specifically provided for in this Agreement, and that all other rights in the Trademark are retained by Licensor. The parties hereto agree that at the expiration or earlier termination of this Agreement, Licensee will be deemed to have assigned, transferred and conveyed to Licensor any trade rights, equities, goodwill, titles or other rights in and to the Trademark which may have been obtained by Licensee or which may have vested in Licensee, and that Licensee will execute any instruments requested by Licensor to



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accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual covenants and considerations of this Agreement.

4. Additional Representations, Warranties and Covenants Given by Licensor.

         4.1 Licensor's Representations of Ownership Rights in the Trademark. Licensor represents, warrants and covenants that it is the owner of the Trademark and of the pending application to register the Trademark in the in the United States Patent and Trademark Office, under the Serial No.: 75/395,814.

5. Licensee's Agreement to Indemnify Licensor. Licensee agrees to indemnify Licensor, its directors, officers, stockholders, affiliates, agents and employees (collectively the "Indemnitees") and agrees to defend the Indemnitees against and hold them harmless from any claims, suits, loss and damage arising out of any allegedly unauthorized use of any patent, process, idea, method, device, trademark, or design by Licensee (other than the use of the Trademark as provided for in this Agreement) in connection with the Licensed Products and also from any claims, suits, loss and damage arising out of any alleged defects in the Licensed Products. Licensee agrees that it will obtain, at its own expense, product liability insurance from a recognized insurance company authorized to do business in the United States, including contractual liability endorsement, providing adequate protection (at least in the unencumbered amount of $1,000,000 combined single limit) for the Indemnitees (as well as for Licensee) against any claims, suits, loss or damage arising out of any alleged defects in the Licensed Products. As proof of such insurance, a fully paid certificate of insurance naming the Indemnitees as additional insured parties will be submitted to Licensor by Licensee before any Licensed Product is distributed or sold.

6. Breach of the Agreement; Effects of the Expiration or Termination of the Agreement.

         6.1 Party's Right to Terminate Agreement Upon Breach by the Other Party. If the Licensee or Licensor materially breaches any of its obligations under this Agreement, the non-breaching party shall have the right to terminate this Agreement upon thirty days' written notice to the breaching party, and such notice of termination shall become effective unless the breaching party shall cure the breach within the thirty-day notice period (provided that if within said 30-day period, Licensee has commenced efforts in good faith to cure such breach, and the breach is not capable of being cured within said 30-day notice period, said 30 days shall be extended to 60 days, provided Licensee continues to make such efforts). The above notwithstanding, the License shall terminate immediately upon a breach of Sections 2.1, 5 and/or 7.4 hereof.

7. Miscellaneous Provisions.

         7.1 Excuse for Nonperformance. Licensee and Licensor shall be temporarily relieved from their obligations under this Agreement in the event that governmental regulations or other causes arising out of a state of national emergency or war or causes beyond the reasonable control of the parties render performance impossible. The relief shall last as long as such conditions last. If such conditions last for more than ninety days, either party may, at its option, terminate the Agreement by providing the other party with thirty days' prior written notice.

         7.2 Notices. All notices, demands, and other communications required by this Agreement, and all payments to be made pursuant to this Agreement, shall be sent to the addresses set forth below unless and until a notification of a change of address is given in writing. All notices, demands, payments


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and other communications shall be deemed to have been duly given or made (i)
when delivered personally, (ii) when sent by telefax to the telefax number on the address shown below, (iii) the second day following the day of delivery prepaid to a national air courier service, or (iv) three business days after deposit in the U.S. mails, certified or registered, postage prepaid, in each case addressed to the party to whom notice is being given at the addresses set forth below.

         If to the Licensor:               Louis LeCalsey, CEO
                                           Tufco, LP
                                           3161 South Ridge Road
                                           Green Bay, WI  56305
                                           (920) 336-0054

         With a copy to:                   Carl A. de Brito, Esq.
                                           Battle Fowler LLP
                                           75 East 55th Street
                                           New York, New York  10022
                                           (212) 856-7817

         If to the Licensee:               Gregory P. Santaga, President
                                           Green Bay Converting, Inc.
                                           3480 County Winds Court
                                           Green Bay, WI  56311
                                           (920) 983-9095

         With a copy to:                   Jeffrey A. Santaga, Esq.
                                           Blumenfeld, Rose & deJong, S.C.
                                           16620 West Blueground Road, Suite 500
                                           Brookfield, WI  56005
                                           (414) 789-0111

         7.3 No Joint Venture. Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have any power to obligate or bind the other party in any manner. Consistent with a licensing arrangement, and without limiting or otherwise affecting any term or condition of this Agreement, Licensee acknowledges its responsibility to, among other things, manufacture and/or source, package, transport, promote, advertise, distribute and sell the Licensed Products as provided for under this Agreement.

         7.4 No Sublease, Assignment, Etc. by Licensee. This Agreement, and all rights and duties hereunder, are personal to the Licensee and shall not, without Licensor's prior written consent, be assigned, mortgaged sublicensed, liened or otherwise sold, transferred or encumbered.

         7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.


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         7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a one and the same instrument.

         7.7 Interpretation of the Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against either of the parties. Section headings herein are for convenience of reference only and are without substantive significance.

         7.8 Survival of Obligations. The respective obligations of the parties under this Agreement, which by their nature would continue beyond the expiration or termination date of this Agreement, including but not limited to indemnification, shall survive the expiration or termination of this Agreement

         7.9 Severability of Provisions. The terms of this Agreement are severable and the invalidity of any term of this Agreement shall not affect the validity of any other term.

         7.10 Exhibits. The various Exhibits referred to in this Agreement and attached hereto are an integral part of this Agreement and are incorporated herein by this reference.

         7.11 Waiver; Entire Agreement. None of the terms of this Agreement can be waived or modified except by an express agreement in writing signed by both parties. The failure of either party to enforce, or delay in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification, and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. This Agreement represents the entire understanding of the parties, and there are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement. No person, firm, group or corporation other than Licensee and Licensor shall be deemed to have acquired any rights by reason of anything contained in this Agreement.


                            [SIGNATURE PAGES FOLLOW]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.

                                   LICENSOR:

                                   GREEN BAY CONVERTING, INC.


                                   By:  /s/ GREGORY P. SANTAGA
                                        ----------------------------------------
                                        Gregory P. Santaga
                                        President


                                  LICENSEE:

                                  TUFCO, LP

                                  By:    Tufco Tech, Inc., its General Partner


                                          By: /s/ LOUIS LECALSEY
                                              ----------------------------------
                                              Louis LeCalsey
                                              Chief Executive Officer